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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 10, 1997


                         NUKO INFORMATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      2-31438                 16-096287
(State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation)                    File Number)          Identification No.)

                                2391 Qume Drive
                           San Jose, California 95131
       (Address of principal executive offices, including Zip Code)

                                (408) 526-0288
           (Registrant's telephone number, including area code)
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ITEM 5    OTHER EVENTS

     On July 10, 1997, the Registrant completed a private financing which resulted in the issuance of 1,318,027 shares of Common Stock for gross proceeds of approximately $3,333,334. The shares were issued to two institutional investors in separate transactions that were each conditioned upon the concurrent closing of the other transaction.

     Of the shares issued in this transaction, 297,619 shares were issued to RGC International Investors, LDC ("RGC"), which purchased the shares at $2.80 per share. These shares were issued upon exercise of outstanding warrants, immediately following repricing of the warrants from $18 to $2.80 (equal to 100% of the average closing prices of the Registrant's Common Stock for the five trading days preceding the date of exercise). Such warrants were issued in connection with prior conversions of shares of Series A Convertible Preferred Stock (the "Convertible Preferred"). As of July 10, 1997, a total of 7,000 shares of Convertible Preferred remained outstanding. In connection with the July financing, the exercise price on all unexercised warrants, whether issued in connection with prior conversions of the Convertible Preferred, or issuable upon future conversions, was reduced from $18 to $15 per share. All of the shares underlying the Convertible Preferred and the warrants issued and issuable upon conversion or exercise thereof, as the case may be, including the 297,619 shares issued on July 10, 1997, are registered for resale pursuant to a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on February 13, 1997 (File No. 333-19205). In addition to the 297,619 shares issued to RGC on July 10, 1997, RGC was issued a new three-year warrant to purchase 99,207 shares at an exercise price of $2.80.

     The remaining 1,020,408 shares of Common Stock were issued to six institutional trust accounts for which Altamira Management, Ltd., Toronto, Ontario ("Altamira") acts as agent, which purchased the shares at $2.45 per share. Altamira was also issued a three-year warrant to purchase an additional 204,082 shares of Common Stock at $2.45 per share. Altamira also has the right to receive warrants equal to 10% of the aggregate number of warrants issuable to RGC, when additional warrants are issued to RGC.

     Pursuant to the terms of the agreements reached with RGC and Altamira, the Registrant is obligated to promptly register the resale of the 1,020,408 shares issued to Altamira and the 303,280 shares issuable upon exercise of the new warrants issued to these investors, as well as an additional 102,041 shares issuable upon exercise of five-year $2.45 warrants issued to the placement agent who assisted in the sale of the securities to Altamira. The Registrant intends to use its best efforts to file a registration statement within approximately two weeks of the closing.

     In addition to the agent's warrants, the placement agent also received commissions and a nonaccountable expense allowance aggregating $225,000 in connection with the sale of securities to Altamira.

     The foregoing summary of the terms of the transactions described herein does not purport to be complete and is qualified in its entirety by reference to the exhibits referenced in Item 7 below.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are filed as part of this Current Report on Form
8-K:

EXHIBIT
NUMBER                                  EXHIBIT
-------                                 -------
4.1 Form of Stock Purchase Warrants issued in connection with the $2,500,000 investment by Altamira Management Ltd. in July 1997.

4.2 Form of Registration Rights Agreement between the Registrant and Altamira Management Ltd. covering the shares issued and the shares underlying the warrants issued in July 1997.

4.3 Letter Agreement dated July 9, 1997 between the Registrant and RGC International Investors, LDC.

4.4 Form of Stock Purchase Warrant issued to RGC International Investors, LCD issued in connection with the July 1997 transaction.

4.5 Form of Stock Purchase Warrant issued to Bailey & Company Inc. as placement agent in connection with the sale of securities to Altamira Management Ltd.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  July 25, 1997

                                       NUKO INFORMATION SYSTEMS, INC.
                                                (Registrant)


                                       By:     /s/ Thomas A. Spanier
                                           ----------------------------------
                                               Thomas A. Spanier
                                               INTERIM CHIEF FINANCIAL OFFICER


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